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                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.   20549



                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported) November 4, 1997 (September 30, 1997)



                           GLIMCHER REALTY TRUST
            (Exact Name of Registrant as Specified in Charter)


         Maryland                 1-12482              31-1390518
(State or Other Jurisdiction    (Commission           (IRS Employer
     of Incorporation)         File Number)        Identification No.)



        20 South Third Street, Columbus, Ohio       43215
      (Address of Principal Executive Offices)   (Zip Code)


     Registrant's telephone number, including area code (614) 621-9000



       (Former Name or Former Address, if Changed Since Last Report)



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Item 5.   Other Events

      On October 6, 1997, Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), completed its offering to the public of 1,750,000 common shares of beneficial interest, par value $.01 per share (the "Common Shares"), of the Company (the "Offering"). The
Common Shares were registered as part of the Company's Shelf
Registration Statement on Form S-3 (No. 33-91084), which was declared effective by the Securities and Exchange Commission on May 18, 1995.
In connection with the Offering, on September 30, 1997, the Company and Glimcher Properties Limited Partnership, a Delaware limited partnership, entered into an Underwriting Agreement (the "Underwriting Agreement") with Prudential Securities Incorporated (the
"Underwriter"), pursuant to which the Underwriter agreed to purchase from the Company the Common Shares to be issued in connection with the Offering at a purchase price of $21.82 per Common Share (the "Purchase Price"). In accordance with the terms of the Underwriting Agreement, the Underwriter also was granted an option to purchase up to an additional 262,500 Common Shares at the Purchase Price to cover any over-allotments.


Item 7.  Financial Statements, Pro Forma Financial Statements and
Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          None

     (b)  Pro Forma Financial Information.

          None

     (c)  Exhibits

          1.1 Underwriting Agreement, dated as of September 30, 1997, among the Company, Glimcher Properties Limited
               Partnership and Prudential Securities Incorporated.



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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 4, 1997

                                 GLIMCHER REALTY TRUST


                                 By: /s/ William G. Cornely
                                     ----------------------
                                    William G. Cornely,
                                    Senior Vice President and
                                    Chief Financial Officer
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                             EXHIBIT INDEX

     1.1 Underwriting Agreement, dated as of September 30, 1997, among the Company, Glimcher Properties Limited Partnership and Prudential Securities Incorporated.